                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                               Form 8-K/A


                           AMENDMENT NO. 1 TO
                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)  March 14, 1997


              AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
         (Exact name of registrant as specified in its charter)


         Delaware                      0-25634                  87-0365268
-----------------------------        ------------          -------------------
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)          Identification No.)


     755 Boardman-Canfield Road
   South Bridge Executive Center
          Building G West
           Boardman, Ohio                                         44512
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)


   Registrant's telephone number, including area code    (330) 965-9910
                                                      ---------------------


                        Forte Computer Easy, Inc
                           1350 Albert Street
                         Youngstown, Ohio 44505
     --------------------------------------------------------------
     (Former name or former address, if changed since last report.)

THE CURRENT REPORT ON FORM 8-K OF THE REGISTRANT PREVIOUSLY FILED
ON MARCH 31, 1997 IS HEREBY AMENDED TO ADD THERETO THE FOLLOWING
FINANCIAL STATEMENTS AND EXHIBITS:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements relating to the transaction contemplated by the Share Purchase Agreement dated March 14, 1997 pursuant to which Forte Computer Easy, Inc. (now known as American Architectural Products Corporation) acquired all the issued and outstanding common stock of Western Insulated Glass, Co. are filed herewith:

         AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

             Pro forma condensed consolidated balance sheet as of December 31, 1996, and pro forma condensed consolidated statement of operations for the year ended December 31, 1996

         WESTERN INSULATED GLASS, CO.

             Audited balance sheet as of October 31, 1996, and audited statements of operations and retained earnings and of cash flows for the year ended October 31, 1996

Unaudited balance sheet as of January 31, 1997, and unaudited statements of operations and retained earnings and of cash flows for the three months ended January 31, 1997 and 1996


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

Date:  September 8, 1997                  /s/ Frank J. Amedia
                                          -----------------------------
                                          Frank J. Amedia
                                          President

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



On October 25, 1996, Forte Computer Easy, Inc. (Forte) entered into an Agreement and Plan of Reorganization (the Agreement) with AAP Holdings, Inc. (AAPH). The closing of transactions contemplated by the Agreement occurred on December 18, 1996. Pursuant to the Agreement, Forte acquired all of the issued and outstanding shares of capital stock of American Architectural Products, Inc.
(AAP) in exchange for 1,000,000 shares of Series A Convertible Preferred Stock of Forte (the Series A Preferred). Under terms of the Agreement and the Series A Preferred, AAPH obtained 60% of the voting control of Forte.

Because AAPH obtained a controlling interest in Forte and due to the relative size of AAP compared to Forte, this transaction was accounted for as an acquisition of Forte by AAP (a reverse acquisition in which AAP is considered the acquirer for accounting purposes). Accordingly, the financial statements of the registrant for the periods prior to December 18, 1996 are those of AAP, the assets and liabilities of Forte were recorded at fair values, and the results of Forte's operations from the date of acquisition (December 18, 1996) were included in the consolidated financial statements. Forte subsequently changed its name to American Architectural Products Corporation (AAPC).

AAP was incorporated on June 19, 1996 and had no significant operations or assets until it acquired two companies, Eagle Window and Door, Inc. (Eagle) and Taylor Building Products Company (Taylor), from MascoTech, Inc. on August 29, 1996. The acquisition of Eagle and Taylor was accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values and the results of the Eagle and Taylor operations included in AAP's consolidated financial statements from the date of acquisition.

Additionally, AAPH's ultimate controlling stockholder, an individual, acquired 100% ownership of two other companies, Mallyclad Corp. (Mallyclad) and Vyn-L Corp. (Vyn-L) on June 25, 1996. On December 18, 1996, Mallyclad and Vyn-L were merged into AAP in connection with the Forte transaction. Since this individual was ultimately the controlling shareholder of AAP, Mallyclad and Vyn-L, the merger was considered a transaction among companies under common control and, accordingly, was accounted for at historic cost (ie: the individual's June 25 acquisition cost) in a manner similar to a pooling of interests. The operating results of Mallyclad and Vyn-L from the date of their acquisition by AAPH's majority stockholder are included in the consolidated financial statements.

On March 14, 1997, AAPC acquired the stock of Western Insulated Glass, Co. (Western). The acquisition was accounted for as a purchase, with the purchase price allocated among the assets acquired and liabilities assumed based on their estimated fair market values. The results of Western's operations will be included in the consolidated financial statements of AAPC from the acquisition date.

The accompanying pro forma condensed consolidating financial statements illustrate the effects of the Forte acquisition of AAP; the AAP acquisition of Eagle and Taylor; the acquisition of Mallyclad and Vyn-L by the AAPH majority stockholder and the merger of Mallyclad and Vyn-L into AAP; and the acquisition of Western (collectively the Transactions). The pro forma condensed consolidated balance sheet as of December 31, 1996 assumes that the acquisition of Western took place on that date and is based on the historical consolidated balance sheet of AAPC at that date and the historical balance sheet of Western at October 31, 1996. The pro forma condensed consolidated statement of operations for the year ended December 31, 1996 is based on the historical statements of operations of Mallyclad and Vyn-L for the seven months ended June 30, 1996, of Eagle and Taylor for the eight months ended August 29, 1997, of AAPC for the period from June 19, 1996 (date of inception) to December 31, 1996, of Forte for the period from January 1, 1996 to December 18, 1996, and Western for the year ended October 31, 1996. The pro forma condensed consolidated statement of operations assumes that the Transactions occurred on January 1, 1996.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the Transactions. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocations of purchase price, the actual allocation of which may differ. Further, as discussed in the Notes to the pro forma condensed consolidated financial statements, the pro forma condensed consolidated statements of operations reflect only those adjustments that are "factually supportable" as defined in the rules of the Securities and Exchange Commission. Accordingly, they do not reflect certain changes in the operating cost structure of the companies acquired which were made in connection with the Transactions.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of AAPC, Forte, Eagle and Taylor, Mallyclad and Vyn-L, and Western.

     AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
     December 31, 1996
     (Unaudited; dollars in thousands)

                                                                                                  AAPC
                                                  AAPC         Western      Adjustments         Pro Forma
                                                  ----         -------      -----------         ---------
     ASSETS
     ------
Cash                                               $964         $296                             $ 1,260
Accounts receivable                               6,303          665                               6,968
Inventories                                      10,971          865                              11,836
Prepaid expenses and other
     current assets                               1,128           18                               1,146
                                             ----------------------------------------            -------
Total current assets                             19,366        1,844                0             21,210
                                             ----------------------------------------            -------

Property, plant and equipment - net              16,139          205              907 (1)         17,251
Cost in excess of net assets acquired             6,850                                            6,850
Other                                               389           36               35 (1)            460
                                             ----------------------------------------            -------
Total assets                                    $42,744       $2,085             $942            $45,771
                                             ========================================            =======

    LIABILITIES AND
 SHAREHOLDERS' EQUITY
 --------------------
Current portion of long term debt and
     capital lease obligations                   $1,986       $1,246            ($342)(1)        $ 2,890
Revolving line of credit                          5,477                           419 (1)          5,896
Accounts payable                                  5,767          259                               6,026
Accrued expenses                                  3,398          616             (296)(1)          3,718
Current portion of warranty obligations           1,100                                            1,100
Other current liabilities                         1,462                           150 (1)          1,612
                                             ----------------------------------------            -------
Total current liabilities                        19,190        2,121              (69)            21,242
                                             ----------------------------------------            -------

Long term debt and capital lease
     obligations, less current portion           15,546                           975 (1)         16,521
Warranty obligations, less current portion        3,281                                            3,281
Other                                               450                                              450
                                             ----------------------------------------            -------
Total liabilities                                38,467        2,121              906             41,494
                                             ----------------------------------------            -------

Shareholders' equity                              4,277          (36)              36 (1)          4,277
                                             ----------------------------------------            -------
Total liabilities and shareholders' equity      $42,744       $2,085             $942            $45,771
                                             ========================================            =======

 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

     AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
     Year ended December 31, 1996
     (Unaudited; dollars in thousands except per share amounts)

                                            Mallyclad        Eagle &
                                             & Vyn-L          Taylor            AAPC             Forte
                                            7 months         8 months        Inception        Jan 1, 1996
                                              ended           ended           through           through
                                          Jun 30, 1996     Aug 29, 1996     Dec 31, 1996     Dec 18, 1996     Adjustments
                                          ------------     ------------     ------------     ------------     -----------
Sales                                          $1,916         $39,971          $25,249            $3,263
Cost of sales                                   1,597          33,833           19,027             3,218          (1,682)(2)(3)
                                          ------------------------------------------------------------------------------
Gross profit                                      319           6,138            6,222                45           1,682

Selling, general and administrative               350           7,090            4,060             1,333             244 (2)(3)(4)
                                          ------------------------------------------------------------------------------
Operating income (loss)                           (31)           (952)           2,162            (1,288)          1,438

Interest expense                                    0           1,143              756               374             398 (5)
Other (income) expense - net                      (19)            499                5              (195)
                                          ------------------------------------------------------------------------------
Income (loss) before income taxes                 (12)         (2,594)           1,401            (1,467)          1,040

Income tax provision (benefit)                                   (908)             640              (411)            679 (6)
                                          ------------------------------------------------------------------------------
Income (loss) from continuing operations         ($12)        ($1,686)            $761           ($1,056)           $361
                                          ==============================================================================

Earnings (loss) per share


Weighted average number of
       shares outstanding

                                               AAPC         Western
                                             Pro Forma        year
                                              before         ended                                AAPC
                                              Western     Oct 31, 1996  Adjustments            Pro Forma
                                              -------     ------------  -----------            ---------
Sales                                          $70,399        $5,821                               $76,220
Cost of sales                                   55,993         3,868            27 (8)              59,888
                                           ---------------------------------------            ------------
Gross profit                                    14,406         1,953           (27)                 16,332

Selling, general and administrative             13,077         1,304            89 (8)(10)          14,470
                                           ---------------------------------------            ------------
Operating income (loss)                          1,329           649          (116)                  1,862

Interest expense                                 2,671            16           211 (9)               2,898
Other (income) expense - net                       290            (8)                                  282
                                           ---------------------------------------            ------------
Income (loss) before income taxes               (1,632)          641          (327)                 (1,318)

Income tax provision (benefit)                       0           228          (228)(6)                   0
                                           ---------------------------------------            ------------
Income (loss) from continuing operations       ($1,632)         $413          ($99)                ($1,318)
                                           =======================================            ============

Earnings (loss) per share                       ($0.13)                                             ($0.10)
                                           ===========                                        ============

Weighted average number of
       shares outstanding                   12,581,053 (7)                                      12,581,053 (7)
                                           ===========                                        ============

 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

     AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED; DOLLARS IN THOUSANDS)

     (1) To reflect the acquisition of Western and the allocation of purchase price on the basis of fair values of the assets acquired and liabilities assumed. The components of the purchase price and the related allocation to the assets and liabilities of Western are as follows:

Components of purchase price:
       Cash from Bank Revolving Line of Credit                               $   419
       Cash from Bank Term Debt                                                1,100
       Unsecured Promissory Notes from Seller                                    779
       Cash from affiliate                                                       150
                                                                           ---------
            Total purchase price                                               2,448
                                                                           =========

Allocation of purchase price:
       Elimination of stockholders' equity of acquired company                    36
       Elimination of debt of acquired company                                (1,246)
       Elimination of accrued interest relating to
          debt of acquired company                                              (340)
       Adjustment to other assets including deferred
          finance costs incurred in acquisition                                  (35)
       Increase in property, plant and equipment                                (907)
       Adjustment to accrued expenses including
          estimate of acquisition costs                                           44
                                                                           ---------

          Total purchase price allocated                                     ($2,448)
                                                                           =========

                                                                        8 Months ended
(2)    Adjustments for AAP depreciation and amortization:                Aug 29, 1996
                                                                        --------------
       Depreciation and amortization in cost of sales based
           on asset bases resulting from acquisitions                           $347
       Eliminate depreciation and amortization in historical
            cost of sales                                                     (2,334)
                                                                           ---------
       Reduction in cost of sales for depreciation and amortization          ($1,987)
                                                                           =========

       Depreciation and amortization in selling, general and
           administrative expenses based on asset bases resulting
            from acquisitions                                                   $294
       Eliminate depreciation and amortization in historical selling,
            general and administrative expenses                                 (364)
                                                                           ---------
       Reduction in selling, general and administrative expenses                ($70)
                                                                           =========

                                                                          Year ended
(3)    Adjustments for FCEI depreciation and amortization:               Dec 31, 1996
                                                                         ------------

       Depreciation and amortization in cost of sales based
           on asset bases resulting from acquisitions                           $552
       Eliminate depreciation and amortization in historical
            cost of sales                                                       (247)
                                                                           ---------
       Incremental cost of sales for depreciation and amortization              $305
                                                                           =========

       Depreciation and amortization in selling, general and
           administrative expenses based on asset bases resulting
            from acquisitions                                                   $116
       Eliminate depreciation and amortization in historical selling,
            general and administrative expenses                                  (52)
                                                                           ---------
       Incremental selling, general and administrative expenses                  $64
                                                                           =========

(4) In connection with the December 18, 1996 transaction, the Company entered into an agreement whereby an annual management fee in the amount of $250,000 is to be paid by AAP to AAP Holdings, Inc.



                                                              8 months
                                                                ended
(5)   Adjustments to AAP interest expense:                   Aug 29,1996
                                                             -----------
       Interest on term loans at
            rate of 9.75%                                         $202
       Interest on revolving credit facility
            at rate of 9.75%                                       729
       Interest on subordinated note at
            rate of 10%                                            533
       Increase in amortization of
            debt issue costs                                        77
       Eliminate historical interest                            (1,143)
                                                              --------
                                                                  $398
                                                              ========

(6) To eliminate tax provision (benefit) in determining pro forma loss from continuing operations. Management believes that sufficient evidence would not have existed to recognize a deferred tax asset relating to these losses.

(7) Pursuant to an Agreement and Plan of Reorganization dated October 25, 1996, between Forte and AAPH, Forte acquired all of the issued and outstanding shares of capital stock of AAP in exchange for 1,000,000 shares of the Series A Convertible Preferred Stock of Forte (the Series A Preferred). The Series A Preferred was convertible into an aggregate number of shares of the common stock of Forte equal to 60 percent of the issued and outstanding shares of Forte on the closing date (subject to certain adjustments set forth in the Agreement). Because the Series A Preferred (a) voted the same as if it were converted to common stock, (b) was only labeled as preferred stock because sufficient shares of common stock were not authorized to enable Forte to issue common stock to AAPH,
       (c) carries no preferential dividend or liquidation rights, and (d) was subsequently converted into common shares pursuant to a plan when the number of authorized shares of common stock was increased, it is considered in substance to be common stock and is treated as such for purposes of computing the pro forma loss per share.

       The Series A Preferred was converted to common stock on April 1, 1997. Additionally, a 10-for-1 reverse stock split of the Company's common stock was effected on that date. The computation of pro forma net loss per share gives retroactive recognition to the conversion and reverse stock split.

                                                                            Year
                                                                           ended
(8)    Adjustments for Western depreciation and amortization:           Oct 31,1996
                                                                        -----------
       Depreciation and amortization in cost of sales based
           on asset bases resulting from acquisition                          $75
       Eliminate depreciation and amortization in historical
            cost of sales                                                     (48)
                                                                         --------
       Incremental cost of sales for depreciation and amortization            $27
                                                                         ========

       Depreciation and amortization in selling, general and
           administrative expenses based on asset bases resulting
            from acquisition                                                  $25
       Eliminate depreciation and amortization in historical selling,
            general and administrative expenses                               (21)
                                                                         --------
       Incremental selling, general and administrative expenses                $4
                                                                         ========

                                                                           Year
                                                                           ended
                                                                        Oct 31,1996
                                                                        -----------
(9)    Adjustments to AAPC interest expense
             relating to acquisition of Western:

         Interest on Western term loans at
                weighted average rate of 10.8%                               $100
         Interest on Western revolving credit facility
                at rate of 9.5%                                                40
         Interest on AAPC unsecured
                promissory notes at rate of 10%                                70
         Increase in amortization of
                debt issue costs                                               17
         Eliminate historical interest                                        (16)
                                                                         --------
                                                                             $211
                                                                         ========


(10) In connection with the AAPC acquisition of Western, AAPC entered into an employment agreement with the President of Western. Under the terms of the employment agreement and based on the operating results of Western for the fiscal year ended October 31, 1996, selling, general and administrative expenses for that period would have included additional compensation to the President of approximately $85,000.

                      WESTERN INSULATED GLASS, CO.

                          FINANCIAL STATEMENTS

                           For The Year Ended
                            October 31, 1996

                      INDEPENDENT AUDITORS' REPORT


To The Stockholder and Board of Directors of
Western Insulated Glass, Co.

We have audited the accompanying balance sheet of Western Insulated Glass, Co. as of October 31, 1996, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Insulated Glass, Co. as of October 31, 1996, in conformity with generally accepted accounting principles.


/s/ SEMPLE & COOPER, LLP

Certified Public Accountants

Phoenix, Arizona
June 3, 1997

                      WESTERN INSULATED GLASS, CO.
                             BALANCE SHEET
                            October 31, 1996


                                 ASSETS

Current Assets:
   Cash (Note 2)                                $  296,387
   Accounts receivable, less allowance for
     doubtful accounts of $2,105 (Note 6)          664,163
   Inventory (Note 1)                              865,392
   Prepaid expenses                                 18,112
                                                ----------

        Total Current Assets                     1,844,054
                                                ----------


Property, Plant and Equipment: (Note 1)
   Building improvements                           185,899
   Furniture and fixtures                          185,036
   Machinery and equipment                         546,075
   Vehicles                                        240,840
                                                ----------
                                                 1,157,850
   Less: accumulated depreciation                 (953,367)
                                                ----------

                                                   204,483
                                                ----------

Other Assets:
   Deposits                                         12,171
   Cash surrender value of life insurance, net
     (Note 5)                                       23,819
                                                ----------

                                                    35,990
                                                ----------

        Total Assets                            $2,084,527
                                                ==========


              The Accompanying Notes are an Integral Part
                      of the Financial Statements

                      WESTERN INSULATED GLASS, CO.
                       BALANCE SHEET (Continued)
                            October 31, 1996


                              LIABILITIES

Current Liabilities:
   Notes payable - related parties (Note 3)         $1,245,707
   Accounts payable (Note 6)                           259,194
   Accrued expenses                                     25,797
   Accrued payroll                                     230,207
   Interest payable (Note 3)                           339,857
   Income taxes payable (Note 1)                        20,584
                                                    ----------

        Total Current Liabilities                    2,121,346
                                                    ----------

Commitments and Contingencies (Notes 3 and 7)               --

Stockholder's Equity:
   Preferred stock, no par value; 2,000,000
     shares authorized, 1,620,000 shares issued,
     none outstanding                                  426,099
   Common stock, no par value; 1,000,000
     shares authorized, 180,000 shares issued
     and 90,000 shares outstanding                      47,344
   Retained earnings                                 1,199,738
                                                    ----------
                                                     1,673,181
   Less: treasury stock, at cost (Notes 3 and 4)    (1,710,000)
                                                    ----------

        Total Stockholder's Equity                     (36,819)
                                                    ----------

        Total Liabilities and Stockholder's Equity  $2,084,527
                                                    ==========

              The Accompanying Notes are an Integral Part
                      of the Financial Statements

                      WESTERN INSULATED GLASS, CO.
             STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                  For The Year Ended October 31, 1996

Sales                                               $5,820,726

Cost of Sales                                        3,867,411
                                                    ----------

Gross Profit                                         1,953,315

Selling, General and Administrative Expenses         1,304,102
                                                    ----------

Income from Operations                                 649,213
                                                    ----------
Other Income (Expense):
   Interest income                                       7,871
   Interest expense                                    (15,985)
                                                    ----------

                                                        (8,114)
                                                    ----------

Income before Income Taxes                             641,099

Provision for Income Taxes                             228,584
                                                    ----------

Net Income                                             412,515


Retained Earnings at October 31, 1995                  787,223
                                                    ----------

Retained Earnings at October 31, 1996               $1,199,738
                                                    ==========


              The Accompanying Notes are an Integral Part
                      of the Financial Statements

                      WESTERN INSULATED GLASS, CO.
                        STATEMENT OF CASH FLOWS
                  For The Year Ended October 31, 1996

Increase in Cash:

Cash flows from operating activities:
   Cash received from customers                     $5,710,401
   Cash paid to suppliers and employees             (5,003,650)
   Interest paid                                       (15,985)
   Income taxes paid                                  (208,000)
   Interest received                                     7,871
                                                    ----------
        Net cash provided by operating
          activities                                   490,637
                                                    ----------

Cash flows for investing activities:
   Purchase of property and equipment                 (106,821)
                                                    ----------
        Net cash used by investing
          activities                                  (106,821)
                                                    ----------

Cash flows for financing activities:
   Repayment of notes payable - related parties       (222,338)
                                                    ----------
        Net cash used by financing
          activities                                  (222,338)
                                                    ----------

Net increase in cash                                   161,478

Cash at beginning of year                              134,909
                                                    ----------

Cash at end of year                                 $  296,387
                                                    ==========

              The Accompanying Notes are an Integral Part
                      of the Financial Statements

                      WESTERN INSULATED GLASS, CO.
                  STATEMENT OF CASH FLOWS (Continued)
                  For The Year Ended October 31, 1996

Reconciliation of Net Income to Net Cash
  Provided by Operating Activities:

Net Income                                          $  412,515
                                                    ----------

Adjustments to Reconcile Net Income to Net
  Cash Provided by Operating Activities:
    Depreciation                                        68,933

Changes in Assets and Liabilities:
    Accounts receivable                               (110,325)
    Inventory                                          (40,237)
    Prepaid expenses                                    (5,413)
    Deposits                                             5,935
    Cash surrender value of life insurance              (4,048)
    Accounts payable                                   (34,055)
    Accrued expenses                                     3,911
    Accrued payroll                                    172,837
    Income taxes payable                                20,584
                                                    ----------

                                                        78,122
                                                    ----------

Net Cash Provided by Operating Activities           $  490,637
                                                    ==========

              The Accompanying Notes are an Integral Part
                      of the Financial Statements

                      WESTERN INSULATED GLASS, CO.
                     NOTES TO FINANCIAL STATEMENTS


1.      Summary of Significant Accounting Policies and Use of Estimates:

        Operations:

        Western Insulated Glass, Co. (the Company) is a Corporation duly formed and organized under the laws of Arizona. The Company is engaged in the manufacturing and retail sales of luxury residential and light commercial windows.

        Pervasiveness of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Inventory:

        Inventory is stated at the lower of cost or market. Inventory costs are stated at last invoice cost, which approximates cost using the first-in, first-out method. At October 31, 1996, inventory consisted of the following:

               Raw materials                          $  744,073
               Work in process                            61,411
               Finished goods                             59,908
                                                      ----------

                                                      $  865,392
                                                      ==========

        Property, Plant and Equipment:

        Property, plant and equipment are recorded at cost. Depreciation is provided for using the accelerated and straight-line methods over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. For the year ended October 31, 1996, depreciation expense was $68,933.

                      WESTERN INSULATED GLASS, CO.
               NOTES TO FINANCIAL STATEMENTS (Continued)

1.      Summary of Significant Accounting Policies and Use of Estimates:
        (Continued)

        Income Taxes:

        For financial accounting and tax reporting purposes, the Company reports revenues and costs on the accrual basis of accounting. The financial reporting basis of the Company's assets and liabilities approximates the tax basis. Accordingly, no deferred taxes are recorded for the future tax consequences of differences in bases, and income tax expense is computed by applying statutory rates to pretax earnings.

2.      Concentration of Credit Risk:

        The Company maintains cash at three (3) financial institutions. Deposits not to exceed $100,000 at each financial institution are insured by the Federal Deposit Insurance Corporation. At October 31, 1996, the Company had uninsured cash in the amount of $254,171.

3.      Related Party Transactions:

        Notes Payable - Related Parties:

        At October 31, 1996, notes payable - related parties consist of the following:

        10% note payable to the stockholder, due
        on demand; secured by treasury stock.            $1,215,707

        Two (2) 6% notes payable to an officer of the
        Company, with interest only payments due
        quarterly, principal due October, 1997.              30,000
                                                         ----------

                                                         $1,245,707
                                                         ==========

        At October 31, 1996, accrued interest payable of $339,857 relates to the aforementioned notes payable - related parties.

                      WESTERN INSULATED GLASS, CO.
               NOTES TO FINANCIAL STATEMENTS (Continued)

3.      Related Party Transactions: (Continued)

        Lease Commitment:

        The Company is currently leasing its manufacturing facility in Phoenix, Arizona from an officer of the Company under a non-cancellable operating lease. Rent expense under the lease agreement for the year ended October 31, 1996, was $192,000.

        A schedule of future minimum lease payments due under the non-cancellable operating lease agreement at October 31, 1996, is as follows:

                         Year                           Amount
                         ----                           ------
                         1997                       $  192,000
                         1998                          192,000
                         1999                          192,000
                         2000                          192,000
                         2001                          192,000
                      Subsequent                        80,000
                                                    ----------

                                                    $1,040,000
                                                    ==========
4.      Treasury Stock:

        Treasury stock is shown at cost and consists of 1,620,000 shares of preferred stock, and 90,000 shares of common stock.

5.      Cash Surrender Value of Life Insurance:

        The Company is a beneficiary of insurance policies on the life of a corporate officer. The cash surrender value at October 31, 1996 is net of 8% notes payable in the amount of $50,000, which were collateralized by the cash value of the policies.

6.      Economic Dependency:

        The Company purchases a substantial portion of its product from three
        (3) suppliers. During the year ended October 31, 1996, purchases from these suppliers approximated seventy percent (70%) of total purchases. At October 31, 1996, amounts due to the suppliers included in accounts payable were $161,554.

        During the year ended October 31, 1996, sales to a single customer were approximately ten percent (10%) of total sales. At October 31, 1996, the amount due from the customer, included in accounts receivable was $94,234.

                      WESTERN INSULATED GLASS, CO.
               NOTES TO FINANCIAL STATEMENTS (Continued)

7.      Commitments and Contingencies:

        Leases:

        The Company leases various pieces of equipment under non-cancellable operating lease agreements expiring through June, 2000. Rent expense under the operating lease agreements for the year ended October 31, 1996 was $18,270.

        As of October 31, 1996, a schedule of future minimum lease payments due under the non-cancellable operating lease agreements, is as follows:

                           Year Ending
                          December 31,                  Amount
                          ------------                  ------
                              1997                  $   16,608
                              1998                      15,696
                              1999                      12,960
                              2000                       7,940
                                                    ----------

                                                    $   53,204
                                                    ==========

        Employment Contract:

        The Company has entered into an employment contract with its president through March, 2000 that provides for a minimum annual salary and incentives based on the Company's attainment of specified levels of earnings. In connection with the acquisition of the Company by American Architectural Products Corporation (See Note 9), this agreement was revised so that as of October 31, 1996, the total future commitment, excluding incentives, was $285,000.

8.      Employee Benefit Plan:

        The Company maintains a 401(K) plan for all eligible employees, which includes provisions for Company matching contributions. Expense relating to the Company matching contributions was $10,538 for the year ended October 31, 1996.

9.      Subsequent Events:

        On March 14, 1997, one hundred percent (100%) of the Company's outstanding stock was acquired by American Architectural Products Corporation, in exchange for cash and the assumption of certain liabilities, in the approximate amount of $2,400,000. The financial statements do not give effect to this transaction.

WESTERN INSULATED GLASS, CO.
BALANCE SHEET

                                                                       UNAUDITED
                                                                       JANUARY 31,             OCTOBER 31,
                                                                          1997                    1996
                                                                          ----                    ----
                       ASSETS
CURRENT ASSETS:
       Cash                                                              $265,150                $296,387
       Accounts receivable                                                579,818                 664,163
       Inventory                                                          824,402                 865,392
       Prepaid expenses and other current assets                           13,585                  18,112
                                                                    -------------           -------------
            Total Current Assets                                        1,682,955               1,844,054

NONCURRENT ASSETS:
       Deposits and other noncurrent assets                                16,920                  12,171
       Cash surrender value of life insurance, net                         24,711                  23,819
       Property, plant & equipment, net                                   211,207                 204,483
                                                                    -------------           -------------
            Total Noncurrent Assets                                       252,838                 240,473
                                                                    -------------           -------------

Total Assets                                                           $1,935,793              $2,084,527
                                                                    =============           =============


              LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
       Notes payable - related parties                                 $1,245,707              $1,245,707
       Accounts payable                                                   221,594                 259,194
       Accrued expenses                                                     1,800                  25,797
       Accrued payroll                                                     55,804                 230,207
       Interest payable                                                   340,857                 339,857
       Income taxes payable                                                47,166                  20,584
                                                                    -------------           -------------
            Total Current Liabilities                                   1,912,928               2,121,346

STOCKHOLDER'S EQUITY:
       Preferred stock, no par value; 2,000,000 shares
            authorized, 1,620,000 shares issued, none outstanding         426,099                 426,099
       Common stock, no par value; 1,000,000 shares
            authorized, 180,000 shares issued and 90,000
            shares outstanding                                             47,344                  47,344
       Retained earnings                                                1,259,422               1,199,738
                                                                    -------------           -------------
                                                                        1,732,865               1,673,181
       Less:  Treasury stock at cost                                   (1,710,000)             (1,710,000)
                                                                    -------------           -------------
            Total Stockholder's Equity                                     22,865                 (36,819)
                                                                    -------------           -------------

Total Liabilities & Stockholder's Equity                               $1,935,793              $2,084,527
                                                                    =============           =============

The accompanying notes are an integral part of the financial statements.

WESTERN INSULATED GLASS, CO.
STATEMENT OF OPERATIONS AND RETAINED EARNINGS
UNAUDITED

                                                                             THREE MONTHS ENDED
                                                                     JANUARY 31,             JANUARY 31,
                                                                        1997                     1996
                                                                        ----                     ----
Sales                                                                $1,331,549               $1,259,184

Cost of Sales                                                           950,287                  899,839
                                                                 --------------              -----------

       Gross Profit                                                     381,262                  359,345

Selling, General and Administrative Expenses                            283,281                  290,099
                                                                 --------------              -----------

       Income from Operations                                            97,981                   69,246

Other Income (Expense):
       Interest Income (Expense), net                                     1,119                   (4,088)
       Other Expense                                                     (5,843)                  (6,827)
                                                                 --------------              -----------
                                                                         (4,724)                 (10,915)
                                                                 --------------              -----------

       Income Before Income Taxes                                        93,257                   58,331

Provision for Income Taxes                                               33,573                   20,999
                                                                 --------------              -----------

       Net Income                                                        59,684                   37,332

Retained earnings, beginning                                          1,199,738                  787,223
                                                                 --------------              -----------
Retained earnings, ending                                            $1,259,422                 $824,555
                                                                 ==============              ===========

The accompanying notes are an integral part of the financial statements.

WESTERN INSULATED GLASS, CO.
STATEMENT OF CASH FLOWS
UNAUDITED

                                                                                              THREE MONTHS ENDED
                                                                                     JANUARY 31,             JANUARY 31,
                                                                                         1997                    1996
                                                                                         ----                    ----
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                                                       $59,684                 $37,332
       Adjustment to reconcile net income to cash from
            operating activities-
                 Depreciation                                                            17,674                  11,892
       Changes in operating assets and liabilities:
                 Accounts receivable, net                                                84,345                  50,999
                 Inventories                                                             40,990                 (31,693)
                 Prepaid expenses and other current assets                                4,527                       0
                 Accounts payable                                                       (36,600)                (49,508)
                 Accrued expenses                                                      (198,400)                (16,869)
                 Income taxes payable                                                    26,582                  20,995
                 Other                                                                   (5,641)                 14,614
                                                                                       --------                --------

                                 Net cash from operating activities                      (6,839)                 37,762

CASH FLOWS FROM INVESTING ACTIVITIES:

       Purchase of property and equipment                                               (24,398)                (16,095)
                                                                                       --------                --------

                                 Net cash from investing activities                     (24,398)                (16,095)

Net (Decrease) Increase in Cash                                                         (31,237)                 21,667

Cash, Beginning Balance                                                                 296,387                 154,680
                                                                                       --------                --------

Cash, Ending Balance                                                                   $265,150                $176,347
                                                                                       ========                ========


The accompanying notes are an integral part of the financial statements.

WESTERN INSULATED GLASS, CO.
NOTES TO FINANCIAL STATEMENTS


1.  Basis of Presentation

The accompanying unaudited financial statements include the accounts of Western Insulated Glass, Co. In the opinion of management, all adjustments (consisting only of recurring adjustments) necessary for a fair presentation of financial position and results of operations have been made. Operating results for the period ended January 31, 1997 are not necessarily indicative of the results for a full fiscal year. These unaudited interim financial statements should be read in conjunction with the financial statements and notes thereto of the Company for the fiscal year ended October 31, 1996.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.


2.  Inventories

At January 31, 1997, inventory consisted of the following:

                 Raw materials                    $708,821
                 Work in process                    58,533
                 Finished goods                     57,048
                                                  --------
                                                  $824,402
                                                  ========


3.  Subsequent event

On March 14, 1997, all of the Company's outstanding stock was acquired by American Architectural Products Corporation in exchange for cash and the assumption of certain liabilities. The accompanying financial statements do not give effect to this transaction.